Exhibit 99.1
Cereplast to Raise Approximately $7.5 Million in Registered Direct Financing
Company to Use Proceeds to Fund Growth Initiatives
Press Release Source: Cereplast, Inc. On Thursday June 10, 2010, 3:37 pm EDT
EL SEGUNDO, Calif.—(BUSINESS WIRE)—Cereplast, Inc. (“Cereplast” or the “Company”) (NASDAQ: CERP — News), today announced that it has entered into definitive agreements with institutional investors to purchase 2,137,642 units for gross proceeds of approximately $7.5 million, before placement agent fees and offering expenses.
The offering is made pursuant to the Form S-3 shelf registration statement that was filed by Cereplast with the Securities and Exchange Commission (the “SEC”). The offering is expected to close on or about June 15, 2010, subject to the satisfaction of customary closing conditions. Cereplast intends to use the net proceeds from the offering for general corporate purposes.
The units sold in this offering consists of one share of common stock and one warrant to purchase 0.5 of a share of common stock with an exercise term of five years. The warrants have an exercise price of $4.44 per share of common stock and are exercisable starting with the date that is 180 days from the closing of the offering. The shares of common stock and warrants are immediately separable and will be issued separately.
“We are very excited about our growth prospects in 2010 and beyond and continue to see strong global sales and widespread interest in our bioplastics resins,” commented Mr. Frederic Scheer, Chairman and CEO of Cereplast, Inc. “This round of financing will assist us in continuing to further the growth of our business by expanding our product lines based on commitments and sales we see from both existing and new customers for our biodegradable, environmentally-friendly resins.”
Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX: LTS), acted as the sole placement agent for this offering.
The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov, or from Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th Floor, New York, New York 10022.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP — News) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions - at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Hybrid Resins® combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at
http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.cereplast.com&esheet=6322974&lan =en_US&anchor=www.cereplast.com&index=2&md5=8caa1cd7bf47cb41134a88e0886f21a7
Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “May,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Contact:
Cereplast Investor Relations Contact:
IRTH Communications, LLC
Andrew W. Haag, 1-866-976-IRTH (4784)
cerp@irthcommunications.com
http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.irthcommunications.com&esheet=63 22974&lan=en_US&anchor=www.irthcommunications.com&index=3&md5=0383ef645778474c3bc7e24763db8f30

or
Cereplast Media Contact:
Beckerman Public Relations
Laura Finlayson, 201-465-8007
lfinlayson@beckermanpr.com